                                                     Fully Diluted
                                      EPS Number        EPS Number                                         Fully Diluted
                                       of Shares         of Shares        Net Income               EPS               EPS
                                     -------------------------------------------------------------------------------------
Year ending 1996                       1,731,203         1,740,410         1,701,951              0.98              0.98


     YEAR ENDING 1996                    Average                              Shares          Warrants
Average Shares Outstanding             1,538,418         1,538,418         31-Dec-95         31-Dec-95
Warrants                                 123,967           123,967                to                to
Options - 1 vested                       122,000           122,000         15-Aug-96         15-Aug-96
Options - 2 vested                        71,200            71,200               228               228
Options - 2 vested                           800               800
Gross Shares                           1,856,385         1,856,385         15-Aug-96         15-Aug-96
Shares repurchased                       125,182           115,975                to                to
Shares for EPS Calculation             1,731,203         1,740,410         31-Dec-96         31-Dec-96
Warrants                                    5.50              5.50               138               138
Options - 1 vested                          5.00              5.00         1,538,418           123,967
Options - 2 vested                          7.00              7.00
Options - 2 vested                          9.25              9.25
Warrants                                 681,819           681,819
Options - 1 vested                       610,000            610,00
Options - 2 vested                       498,400           498,400
Options - 2 vested                         7,400             7,400
Dollars for repurchase                 1,797,619         1,797,619
Price                                      14.36             15.50